Exhibit 3.2

Exhibit “A”

HF FINANCIAL CORP.

ACTION OF A SOLE INCORPORATOR

The undersigned, Curtis L. Hage, being the sole incorporator of HF Financial Corp., a Delaware corporation (the “Company”), hereby adopts the following resolutions in lieu of a meeting, pursuant to Section 108(c) of the General Corporation Law of the State of Delaware:

RESOLVED, that the proposed form of Bylaws attached hereto is hereby adopted as and for the Bylaws of the Company.

RESOLVED, that the number of directors constituting the Board of Directors is hereby initially fixed at five (5) and that the following persons are hereby elected as directors of the Company to serve in the classes indicated until the first Annual Meeting of Stockholders and until their successors shall be elected and duly qualified:

Class I	Class II	Class III

Lee E. Engen	Curtis L. Hage John D. Parker	Paul J. Hallem Douglas L. Hunter

RESOLVED, that the Board of Directors of the Company is hereby authorized and directed to issue from time to time the shares of capital stock of the Company, now or hereafter authorized, wholly or partly for cash, for labor done, or services performed, or for personal property, or real property or leases thereof, received for the use and lawful purposes of the company, or for any consideration, permitted by law, as in the discretion of the directors may seem for the best interest of the Company.

IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 27th day of November, 1991.

/s/ Curtis L. Hage
Curtis L. Hage
Sole Incorporator

Exhibit “B”

HF FINANCIAL CORP.

BY-LAWS

ARTICLE I

STOCKHOLDERS

Section 1.                 Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2.                 Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).

Section 3.                 Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.                 Quorum.

At any meeting of the stockholders, the holders of at least one-third of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5.                 Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.                 Conduct of Business.

(a)       The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The polls for each matter upon which the stockholders will vote at the meeting will be opened and closed in accordance with Delaware law.

(b)       At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and

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the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the annual meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder who proposed such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by or at the direction of the holders of not less than one-tenth of all the outstanding capital stock of the Corporation entitled to vote at whose instance the special meeting is called.

(c)       Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the meeting; provided,

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however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation’s books, of such stockholder and (y) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7.                 Proxies and Voting.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or as otherwise permitted under applicable law) by the stockholder or his duly authorized attorney-in-fact in accordance with the procedures established for the meeting. Proxies solicited on behalf of the management shall be voted as directed by stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation or as required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of

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stockholders, in his discretion, may require that any votes cast at such meeting shall be cast pursuant to a roll call. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Board of Directors in advance of the meeting of stockholders and such inspector or inspectors shall act at the meeting or and adjournment thereof and make a written report thereof in accordance with Delaware law.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.                 Stock List.

The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

Section 9.                 Consent of Stockholders in Lieu of Meeting.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 10.               Inspectors of Election.

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law.

ARTICLE II

BOARD OF DIRECTORS

Section 1.                 General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be as provided for in the Certificate of Incorporation. The number of directors who shall constitute the

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Whole Board shall be such numbers as the Board of Directors shall from time to time have designated except that in the absence of any such designation, such number shall be seven. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the conclusion of the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2.                 Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of preferred stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Section 3.                 Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

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Section 4.                 Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.                 Quorum.

At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Notwithstanding the above, at any adjourned meeting of the Board of Directors, at least one-third of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes.

Section 6.                 Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.                 Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8.                 Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as

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may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)       To declare dividends from time to time in accordance with law;

(2)       To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)       To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)       To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)       To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)       To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)       To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8)       To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.

Section 9.                 Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

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ARTICLE III

COMMITTEES

Section 1.                 Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Whole Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.                 Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3.                 Nominating Committee.

The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members, one of which shall be the President if, and only so long as, the President remains in office as a member of the Board of Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c) (ii) of

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Article I of these Bylaws in order to determine compliance with such By-law and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

ARTICLE IV

OFFICERS

Section 1.                 Generally.

(a)       The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board and the President shall be chosen from among the directors. Any number of offices may be held by the same person.

(b)       The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

(c)       All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.                 Chairman of the Board of Directors.

The Chairman of the Board of Directors of the Corporation shall act in a general executive capacity and, subject to the direction of the Board of Directors, shall have general responsibility for the supervision of the policies and affairs of the Corporation and the effective administration of the Corporation’s business.

Section 3.                 President.

The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

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Each meeting of the stockholders and of the Board of Directors shall be presided over by the President or, in his absence, the Chairman of the Board, or in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

Section 4.                 Vice President.

The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 5.                 Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

Section 6.                 Chief Financial Officer.

The Chief Financial Officer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer with such banks or trust companies as the Board of Directors from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

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Section 7.                 Assistant Secretaries and Other Officers.

The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Chief Financial Officer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

Section 8.                 Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section 1.                 Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.                 Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

Section 3.                 Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any

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change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.                 Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.                 Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 1.                 Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by

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sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

Section 2.                 Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

MISCELLANEOUS

Section 1.                 Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.                 Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.                 Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s

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professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.                 Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.                 Time Periods.

In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII

AMENDMENTS

The By-laws of the Corporation may be adopted, amended or repealed as provided in Article SEVENTH of the Certificate of Incorporation of the Corporation.

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Exhibit “D”

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF SIOUX FALLS
SIOUX FALLS, SOUTH DAKOTA

PLAN OF CONVERSION

From Mutual to Stock Form of Organization

I.           GENERAL

On August 21, 1991, the Board of Directors of Home Federal Savings and Loan Association of Sioux Falls, Main Avenue at 11th, Sioux Falls, South Dakota, 57102, adopted a Plan of Conversion whereby the Association would convert from a federal mutual savings and loan association to a federal stock savings bank to be known as Home Federal Savings Bank pursuant to the Rules and Regulations of the OTS. The Plan includes, as part of the conversion, the concurrent formation of a holding company. The new holding company is proposed to be chartered as a Delaware corporation under the name “HF Financial Corp”. The Plan provides that non-transferable subscription rights to purchase Holding Company Conversion Stock will be offered first to the Association’s Tax-Qualified Employee Plans, then to Eligible Account Holders of record as of the Eligibility Record Date, then to Other Members, and then to directors, Officers and employees of the Association. Concurrently with, at any time during, or promptly after the subscription offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a direct community offering. The price of the Holding Company Conversion Stock will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value, as converted. It is the desire of the Board of Directors of the Association to attract new capital to the Association in order to increase its capital, support future savings growth and increase the amount of funds available for residential and other mortgage lending. The Converted Bank is also expected to benefit from its management and other personnel having a stock ownership in its business, because stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. The Board of Directors believes that the Plan provides the Association with the best opportunity to raise the greatest amount of new capital.

II.         DEFINITIONS

Acting in Concert: The term “acting in concert” shall have the same meaning given it in §574.2(c) of the Rules and Regulations of the OTS.

Actual Subscription Price: The price per share, determined as provided in Section V of the Plan, at which Holding Company Conversion Stock will be sold in the Subscription Offering.

Affiliate: An “affiliate” of, or a Person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

Associate: The term “associate,” when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Holding Company, the Association or a majority-owned subsidiary of the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Association or any subsidiary of the Holding Company; provided, however, that any Tax-Qualified Employee Plan of the Association shall not be deemed to be an associate of any director or officer of the Holding Company or the Association, to the extent provided in Section V hereof.

Association: Home Federal Savings and Loan Association of Sioux Falls.

Conversion: Change of the Association’s charter and bylaws to federal stock charter and bylaws; sale by the Holding Company of Holding Company Conversion Stock; issuance and sale by the Association of Association Common Stock to the Holding Company; all as provided for in the Plan.

Converted Bank: The federally chartered stock savings bank resulting from the Conversion of the Association in accordance with the Plan.

Deposit Account: Any withdrawable or repurchasable account or deposit in the Association.

Direct Community Offering: The offering to the general public of any unsubscribed shares which may be effected as provided in Section V hereof.

Eligibility Record Date: The close of business on March 31, 1991.

Eligible Account Holder: Any Person holding a Deposit Account in the Association on the Eligibility Record Date.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Holding Company: HF Financial Corp, a Delaware corporation, which, upon completion of the Conversion, will own all of the outstanding common stock of the Association.

Holding Company Conversion Stock: Shares of common stock, par value $.01 per share, to be issued and sold by the Holding Company as a part of the Conversion; provided, however, that for purposes of calculating Subscription Rights and maximum purchase limitations under the Plan, references to the number of shares of Holding Company Conversion Stock shall refer to the number of shares offered in the Subscription Offering.

Maximum Subscription Price: The price per share of Holding Company Conversion Stock to be paid initially by subscribers in the Subscription Offering.

Member: Any Person or entity that qualifies as a member of the Association pursuant to its certificate of incorporation and bylaws.

Non-Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Association, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be “qualified” under Section 401 of the Internal Revenue Code.

OTS: Office of Thrift Supervision.

Officer: An executive officer of the Holding Company or the Association, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

Order Forms: Forms to be used in the Subscription Offering to exercise Subscription Rights.

Other Members: Members of the Association, other than Tax-Qualified Employee Plans, Eligible Account Holders or Supplemental Eligible Account Holders, as of the Voting Record Date.

Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

Plan: This Plan of Conversion of the Association, including any amendment approved as provided in this Plan.

Qualifying Deposit: The aggregate balance of all Deposit Accounts of an Eligible Account Holder as of the Eligibility Record Date.

SAIF: Savings Association Insurance Fund.

SEC: Securities and Exchange Commission.

Special Meeting: The Special Meeting of Members called for the purpose of considering and voting upon the Plan of Conversion.

Subscription Offering: The offering of shares of Holding Company Conversion Stock for subscription and purchase pursuant to Section V.B of the Plan.

Subscription Rights: Non-transferable, non-negotiable, personal rights of the Association’s Tax-Qualified Employee Plans, Eligible Account Holders, Other Members and directors, Officers and employees to subscribe for shares of Holding Company Conversion Stock in the Subscription Offering.

Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Association, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be “qualified” under Section 401 of the Internal Revenue Code.

Voting Record Date: The date set by the Board of Directors of the Association in accordance with federal regulations for determining Members eligible to vote at the Special Meeting.

III.        STEPS PRIOR TO SUBMISSION OF PLAN OF CONVERSION TO THE MEMBERS FOR APPROVAL

Prior to submission of the Plan of Conversion to its Members for approval, the Association must receive from the OTS approval of the Application for Approval of Conversion to convert to the stock form of organization. The following steps must be taken prior to such regulatory approval:

A.        The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

B.        The Association shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office.

C.        Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Association.

D.        The Association will promptly cause an Application for Approval of Conversion on Form AC to be prepared and filed with the OTS, an Application on Form H-(e)1 to be prepared and filed with the OTS and a Registration Statement on Form S-1 to be prepared and filed with the SEC.

E.         At the time and in the manner prescribed by regulations of the OTS, the Association shall notify its Members that it has filed the Application for Approval of Conversion with the OTS by posting notice in each of its offices and by publishing notice in a newspaper having general circulation in each community in which the Association maintains an office.

IV.        CONVERSION PROCEDURE

Following approval of the application by the OTS, the Plan will be submitted to a vote of the Members at the Special Meeting. If the Plan is approved by Members holding a majority of the total number of votes entitled to be cast at the Special Meeting, the Association will take all other necessary steps pursuant to applicable laws and regulations to convert to a federally chartered stock savings and loan association as part of a concurrent holding company formation pursuant to the terms of the Plan.

The Holding Company Conversion Stock will be offered for sale in the Subscription Offering at the Maximum Subscription Price to Tax-Qualified Employee Plans, Eligible Account Holders, Other Members and directors, Officers and employees of the Association, prior to or within 45 days after the date of the Special Meeting. The Association may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Holding Company Conversion Stock to and accept subscriptions from other Persons in a Direct Community Offering; provided that the Association’s Tax-Qualified Employee Plans, Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees shall have the priority rights to subscribe for Holding Company Conversion Stock set forth in Section V of this Plan. However, the Holding Company and the Association may delay commencing the Subscription Offering beyond such 45 day period in the event there exist unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting. The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the Association. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Holding Company Conversion Stock is required within 24 months after the date of the Special Meeting.

V.         STOCK OFFERING

A.       Total Number of Shares and Purchase Price of Conversion Stock

The total number of shares of Holding Company Conversion Stock to be issued and sold in the Conversion will be determined jointly by the Boards of Directors of the Holding Company and the Association prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Conversion. The total number of shares of Holding Company Conversion Stock shall also be subject to increase in connection with oversubscriptions in the Subscription Offering or Direct Community Offering.

The aggregate price for which all shares of Holding Company Conversion Stock will be sold will be based on an independent appraisal of the estimated total pro forma market value of the Holding Company and the Converted Bank. Such appraisal shall be performed in accordance with OTS guidelines and will be updated as appropriate under or required by federal regulations.

The appraisal will be made by an independent investment banking or financial consulting firm experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Converted Bank and a comparison of the Holding Company, the Converted Bank and the Conversion Stock with comparable thrift institutions and holding companies and their respective outstanding capital stocks.

Based upon the independent appraisal, the Boards of Directors of the Holding Company and the Association will jointly fix the Maximum Subscription Price. The Actual Subscription Price for each share of Holding Company Conversion Stock will be determined by dividing the estimated appraised aggregate pro forma value of the Holding Company and the Converted Bank, based on the independent appraisal as updated upon completion of the Subscription Offering or other sale of all of the Holding Company Conversion Stock, by the total number of shares of Holding Company Conversion Stock to be issued and sold by the Holding Company and the Converted Bank upon Conversion. Such appraisal will then be expressed in terms of a specific aggregate dollar amount rather than as a range.

B.        Subscription Rights

Non-transferable Subscription Rights to purchase shares will be issued without payment therefor to Tax-Qualified Employee Plans, Eligible Account Holders, Other Members and directors, Officers and employees of the Association as set forth below.

1.         Preference Category No. 1: Tax-Qualified Employee Plans

Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Holding Company Conversion Stock, provided that singly or in the aggregate such plans shall not purchase more than 10% of the shares of the Holding Company Conversion Stock.

2.         Preference Category No. 2: Eligible Account Holders

Each Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to 2.50% of the shares of Holding Company Conversion Stock. If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase

100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

Non-transferable Subscription Rights to purchase Holding Company Conversion Stock received by directors and Officers of the Association and their Associates, based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

3.         Preference Category No. 3:   Other Members

Each Other Member shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 and 2 above, subject to the following conditions:

a.         Each Other Member shall be entitled to subscribe for 2.50% of the shares of Holding Company Conversion Stock to the extent that Holding Company Conversion Stock is available.

b.         In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that the number of shares subscribed for by each Other Member bears to the total number of shares subscribed for by all Other Members.

4.         Preference Category No. 4:   Directors, Officers and Employees

Each director, Officer and employee of the Association as of the date of the commencement of the Subscription Offering shall be entitled to receive non-transferable Subscription Rights to purchase shares of the Holding Company Conversion Stock to the extent that shares are available after satisfying subscriptions under Category Nos. 1 through 3 above. The shares which may be purchased under this Category are subject to the following conditions:

a.         The total number of shares which may be purchased under this Category may not exceed 16% of the number of shares of Holding Company Conversion Stock.

b.         The maximum number of shares which may be purchased under this Category by any Person is 2.50% of the number of shares of Holding Company Conversion Stock. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated pro rata among all subscribers in this Category.

C.        Direct Community Offering

Any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares directly to the general public, with a preference first to natural persons residing in counties in South Dakota in which the Association maintains an office; then to Persons who reside in South Dakota; and finally to Persons who reside in the states that adjoin South Dakota to whom a prospectus has been delivered. The Direct Community Offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by the Holding Company and the Association, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the Actual Subscription Price. The Holding Company Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with OTS regulations, so as to achieve the widest distribution of the Holding Company Conversion Stock.

The Association and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section V.C.I.

In the event that the number of shares subscribed for under this Section V.C. exceeds the number of available shares, the available shares shall be allocated to permit each Person whose subscription was accepted to purchase up to 500 shares in the following order: (1) first to each natural Person residing in any county in which the Association has an office; (2) next to each Person who resides in South Dakota; and (3) third to each Person who resides in any state adjoining South Dakota; and (4) thereafter, by allocating the remaining shares pro rata among subscribing Persons in the same proportion that the number of shares subject to accepted subscriptions from each such Person bears to the total number of shares subject to accepted subscriptions from all such Persons.

D.        Additional Limitations Upon Purchases of Shares of Holding Company Conversion Stock

The following additional limitations shall be imposed on all purchases of Holding Company Conversion Stock in the Conversion:

1.         No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase a number of shares of Holding Company Conversion Stock which exceeds 2.50% of the number of such shares offered in the Subscription Offering. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

2.         Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 26% of the Holding Company Conversion Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

3.         The minimum number of shares of Holding Company Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available.

4.         The Boards of Directors of the Holding Company and the Association may, in their sole discretion, increase the maximum purchase limitation referred to in subparagraph 1. herein up to 9.99%, provided that orders for shares exceeding 5.0% of the shares being offered in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Holding Company Conversion Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section V.

Depending upon market and financial conditions, the Boards of Directors of the Holding Company and the Association, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

For purposes of this Section V, the directors of the Holding Company and the Association shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

E.        Restrictions and Other Characteristics of Holding Company Conversion Stock Being Sold

1.         Transferability. Holding Company Conversion Stock purchased by Persons other than directors and Officers of the Holding Company or the Association will be transferable without restriction. Shares purchased by directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Association or the Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Association’s or the Holding Company’s equity securities are subject to the prior approval of the OTS.

The certificates representing shares of Holding Company Conversion Stock issued to directors and Officers shall bear a legend giving appropriate notice of the one year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Holding Company or Association directors and Officers as may be then applicable to such restricted stock.

No director or Officer of the Holding Company or of the Association, or Associate of such a director or Officer, shall purchase any outstanding shares of capital stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the OTS, except through a broker or dealer registered with the SEC or in a “negotiated transaction” involving more than 1% of the then-outstanding shares of common stock of the Holding Company. As used herein, the term “negotiated transaction” means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term “investment representative” shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

2.         Repurchase and Dividend Rights.   For a period of three years following Conversion, the Converted Bank shall not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Converted Bank. Any such offer shall be subject to the prior approval of the OTS. A purchase of shares of Holding Company Conversion Stock in the open market by a Tax-Qualified Employee Plan or a Non-Tax-Qualified Employee Plan, in an amount reasonable and appropriate to fund the plan, shall not be deemed to be a repurchase for purposes of this Section V.E.2.

Present regulations also provide that the Association may not declare or pay a cash dividend on or repurchase any of its stock if the result thereof would be to reduce the net worth of the Converted Bank below the amount required for the liquidation account to be established pursuant to Section XIII hereof. Furthermore, any dividend declared or paid on, or repurchase of, the Converted Bank’s capital stock also shall be in compliance with OTS regulations.

The above limitations are subject to §563b.3 (g) (3) of the Rules and Regulations of the OTS, which generally provides that notwithstanding the above limitations, upon ten days written notification to the Association’s District Director and the Chief Counsel’s Office, Corporate and Securities Division of the OTS, if the District Director does not object, the Association may make open market repurchases of its outstanding capital stock, provided that (i) no more than 5% of the Association’s outstanding capital stock is to be repurchased during any six-month period, (ii) the Association’s ratio of regulatory capital to total liabilities would not be reduced below 6%, and (iii) the repurchases would not adversely affect the financial condition of the Association. In addition, the above limitations shall not preclude payments of dividends or repurchases of capital stock by the Converted Bank in the event applicable federal regulatory limitations are liberalized subsequent to OTS approval of the Plan.

3.         Voting Rights.         After Conversion, holders of deposit accounts will not have voting rights in the Association or the Holding Company. Exclusive voting rights as to the Converted Bank will be vested in the Holding Company, as the sole stockholder of the Association. Voting rights as to the Holding Company will be held exclusively by its stockholders.

F.        Exercise of Subscription Rights; Order Forms

1.         If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the subscription prospectus and Order Form may be sent to each Tax-Qualified Employee Plan, Eligible Account Holder, Other Member, and director, Officer and employee at their last known address as shown on the records of the Association. However, the Association may, and if the Subscription Offering commences after the Special Meeting the Association shall, furnish a subscription prospectus and Order Form only to Tax-Qualified Employee Plans, Eligible Account Holders, Other Members, and directors, Officers and employees who have returned to the Association by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a subscription prospectus and Order Form. In such event, the Association shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Tax-Qualified Employee Plans or Eligible Account Holders who are not Members on the Voting Record Date.

2.         Each Order Form will be preceded or accompanied by a subscription prospectus describing the Holding Company and the Converted Bank and the shares of Holding Company Conversion Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Holding Company Conversion Stock.

3.         The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

(i)         A clear and intelligible explanation of the Subscription Rights granted under the Plan to Tax-Qualified Employee Plans, Eligible Account Holders, Other Members, and directors, Officers and employees;

(ii)        A specified expiration date by which Order Forms must be returned to and actually received by the Association or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Association;

(iii)       The Maximum Subscription Price to be paid for each share subscribed for when the Order Form is returned;

(iv)      A statement that 25 shares is the minimum number of shares of Holding Company Conversion Stock that may be subscribed for under the Plan;

(v)       A specifically designated blank space for indicating the number of shares being subscribed for;

(vi)      A set of detailed instructions as to how to complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

(vii)     Specifically designated blank spaces for dating and signing the Order Form;

(viii)    An acknowledgement that the subscriber has received the subscription prospectus;

  (ix)     A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Association, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Association or its representative by the expiration date, together with required payment of the Maximum Subscription Price for all shares of Holding Company Conversion Stock subscribed for;

   (x)     A statement that the Subscription Rights are non-transferable and that all shares of Holding Company Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

  (xi)     A statement that, after receipt by the Association or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Association.

G.        Method of Payment

Payment for all shares of Holding Company Conversion Stock subscribed for, computed on the basis of the Maximum Subscription Price, must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber’s account.

If a subscriber authorizes the Association to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Holding Company Conversion Stock has been sold or the Plan of Conversion is terminated, whichever is earlier. The Association will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Holding Company Conversion Stock under the Plan of Conversion. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Conversion. Payments made in cash, by check or money order will be placed by the Association in an escrow or other account established specifically for this purpose.

In the event of an unfilled amount of any subscription order, the Converted Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Conversion, including any difference between the Maximum Subscription Price and the Actual Subscription Price (unless subscribers are afforded the right to apply such difference to the purchase of additional whole shares). If for any reason the Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Association.

H.        Undelivered, Defective or Late Order Forms; Insufficient Payment

The Boards of Directors of the Holding Company and the Association shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Association or its representative, or are received after the termination date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Holding Company Conversion Stock subscribed for (including cases in which the subscribers’ Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); or (v) are submitted by or on behalf of a Person whose representations the Boards of Directors of the Holding Company and the Association believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Association may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretation of the Holding Company and the Association of the terms and conditions of this Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

I.         Member in Non-qualified States or in Foreign Countries

The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Holding

Company Conversion Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan of Conversion to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan of Conversion reside or as to which the Holding Company and the Association determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company or the Association or any of their officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

VI.            FEDERAL STOCK CHARTER AND BYLAWS

A.       As part of the Conversion, the Association will take all appropriate steps to amend its certificate of incorporation to read in the form of a federal stock charter as prescribed by the OTS for a federal stock savings bank. A copy of the proposed federal stock charter is attached hereto as Exhibit A and made a part of the Plan. By their approval of the Plan, the Members of the Association will thereby approve and adopt such federal stock charter.

B.        The Association will also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings bank. A copy of the proposed federal stock bylaws is attached hereto as Exhibit B.

C.        The effective date of the adoption of the Association’s new federal stock charter and bylaws shall be the date of the issuance and sale of the Holding Company Conversion Stock as specified by the OTS.

VII.                HOLDING COMPANY CERTIFICATE OF INCORPORATION AND BYLAWS

A copy of the proposed certificate of incorporation and bylaws of the Holding Company is attached hereto as Exhibits C and D, respectively, and made a part of the Plan.

VIII.              DIRECTORS OF THE CONVERTED BANK

Each Person serving as a member of the Board of Directors of the Association at the time of the Conversion will thereupon become a director of the Converted Bank.

IX.                 STOCK OPTION AND INCENTIVE PLAN

In order to provide an incentive for directors, officers and employees of the Holding Company and its subsidiaries (including the Association), the Board of Directors of the Holding Company intends to adopt a stock option and incentive plan. This plan will be subject to approval at an annual or special meeting of stockholders following Conversion.

X.                  CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE PLANS

The Converted Bank and the Holding Company may in their discretion make scheduled contributions to any Tax-Qualified Employee Plans, provided that such contributions do not cause the Converted Bank to fail to meet its regulatory capital requirements.

XI.                 SECURITIES REGISTRATION AND MARKET MAKING

Promptly following the Conversion, the Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter.

The Holding Company shall use its best efforts to encourage and assist two or more market makers to establish and maintain a market for its common stock promptly following Conversion. The Holding Company will also use its best efforts to cause its common stock to be quoted on the National Association of Securities Dealers Automated Quotations System or to be listed on a national or regional securities exchange.

XII.                STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION

Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Converted Bank, equal in amount to the withdrawable value of such account holder’s Deposit Account or Accounts prior to Conversion. All Deposit Accounts will continue to be insured by the SAIF up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Association at the time of the Conversion. All loans shall retain the same status after Conversion as these loans had prior to Conversion (except as to voting rights).

XIII.              LIQUIDATION ACCOUNT

For purposes of granting to Eligible Account Holders who continue to maintain Deposit Accounts at the Converted Bank a priority in the event of a complete liquidation of the Converted Bank, the Converted Bank will, at the time of Conversion, establish a liquidation account in an amount equal to the regulatory capital of the Association as shown on its latest statement of financial condition contained in the final offering circular used in connection with the Conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the regulatory capital accounts of the Converted Bank; provided, however, that such regulatory capital accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder shall, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance (“subaccount balance”).

The initial subaccount balance of a Deposit Account held by each Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying Deposit in the Deposit Account on the Eligibility Record Date and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders on such record date in the Association. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

If the deposit balance in any Deposit Account of an Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Deposit Account on the Eligibility Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Deposit Account. If all funds in such Deposit Account are withdrawn, the related subaccount balance shall be reduced to zero.

In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for Deposit Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Deposit Accounts and other liabilities, or similar transactions with a SAIF-insured institution in which the Converted Bank is not the surviving institution, shall be considered to be a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

XIV.              RESTRICTIONS ON ACQUISITION OF CONVERTED BANK

Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Converted Bank and the Holding Company. In addition, consistent with the regulations of the OTS, the certificate of incorporation of the Holding Company shall provide, among other things, that: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) with beneficial ownership of more than 10% of any class of the Holding Company’s equity securities shall be entitled to vote any shares in excess of this 10% limit. Shares attempted to be voted in violation of this certificate of incorporation provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote; (ii) shareholders shall not be permitted to cumulate their votes for elections of directors; and (iii) special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the President or the Board of Directors.

XV.               AMENDMENT OR TERMINATION OF PLAN

If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association only with the concurrence of the OTS. In the event that the Association determines that for tax purposes or otherwise it is in the best interest of the Association to convert from a federal mutual to a federal stock savings institution without the concurrent formation of a holding company, the Plan may be substantively amended, with OTS approval, in such respects as the Board of Directors of the Association deems appropriate to reflect such change from a holding company conversion to a direct conversion. In the event the Plan is so amended, common stock of the Association will be substituted for Holding Company Conversion Stock in the Subscription and Direct Community Offerings, and subscribers will be resolicited as described in Section V hereof. Any amendments to the Plan (including amendments to reflect the elimination of the concurrent holding company formation) made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS.

The Plan may be terminated by a two-thirds vote of the Association’s Board of Directors at any time prior to the Special Meeting of Members, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors of the Association may modify or terminate the Plan upon the order or with the approval of the OTS, and without further approval by Members. The Plan shall terminate if the sale of all shares of Holding Company Conversion Stock is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Board of Directors of the Association is required in order for the Association to terminate the Plan prior to the end of such 24 month period.

XVI.              EXPENSES OF THE CONVERSION

The Holding Company and the Association shall use their best efforts to assure that expenses incurred by them in connection with the Conversion shall be reasonable.

XVII.             TAX RULING

Consummation of the Conversion is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel with respect to federal taxation, and either a ruling of the South Dakota taxation authorities or an opinion of tax counsel with respect to South Dakota taxation, to the effect that consummation of the transactions contemplated herein will not be taxable to the Holding Company or the Association.

XVIII.           EXTENSION OF CREDIT FOR PURCHASE OF STOCK

The Association may not knowingly loan funds or otherwise extend credit to any Person to purchase in the Conversion shares of Holding Company Conversion Stock.

AMERICAN BANK NOTE COMPANY 680 BLAIR MILL ROAD HORSHAM. PA 19044 215 657-3480
SALES PERSON – P. SHEERIN – 708-594-8330

PRODUCTION COORDINATOR – LAUREL MONAGHAN – 215-830-2156 PROOF OF MARCH 12, 1992 HF FINANCIAL H 137431c Disk 2381
Opr. JW	NEW

COMMON STOCK		COMMON STOCK

[SEAL]	[GRAPHIC]	[SEAL]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		SEE REVERSE FOR CERTAIN DEFINATIONS CUSIP 404172 10 8

THIS CERTIFIES that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

HF FINANCIAL CORP.

(the “Corporation”), a Deleware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate property endorsed. This certificate is not valid until counter signed and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duty authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED
/s/ Illegible	[SEAL]	/s/ Curtis L. Hage
SENIOR VICE PRESIDENT		PRESIDENT AND CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
MANUFACTURES HANOVER TRUST COMPANY
Transfer Agent
By		And Registrar

Authorized Signature

[GRAPHIC]

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of HF Financial Corp. (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

The Corporation’s certificate of incorporation provides that no “person” (as defined in the certificate of incorporation) who “beneficially owns” (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

The Corporation’s certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 66 2/3% of the outstanding voting shares of the Corporation to approve certain business combinations as defined in the certificate of incorporation) between the Corporation and a 10% or more Stockholder. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 66 2/3% voting requirement) is applicable to the particular transaction if it is approved by a majority of the “disinterested directors” (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

			UNIF GIFT MIN ACT		Custodian
				(Cust)		(Minor)
Under Uniform Gift to Minors
Act —
(State)

TEN COM	—	as tenants in common	UNIF TRANS MIN ACT		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of		Under Uniform Transfers to Minors
		survivorship and not as tenants		Act —
		in common		(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

AMERICAN BANK NOTE COMPANY 680 BLAIR MILL ROAD HORSHAM, PA 19044 215 657-3480		Exhibit “C”

SALES PERSON – P. SHEERIN – 708-594-8330

PRODUCTION COORDINATOR – LAUREL MONAGHAN – 215-830-2156 PROOF OF MARCH 12, 1992 HF FINANCIAL H 13743bk Disk 2381

Opr. JW	NEW

EXHIBIT “E”

RESOLVED, that it is desirable and in the best interest of this Company that its securities be qualified or registered for sale in various states, that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company, as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorney for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken.

Exhibit “F”

HF Financial Corp.

1991 Stock Option and Incentive Plan

1.         Plan Purpose.   The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify as Incentive Stock Options. Options granted to persons who are not full-time employees will be Non-Qualified Stock Options.

2.         Definitions.   The following definitions are applicable to the Plan:

“Affiliate” – means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Association” – means Home Federal Savings and Loan Association of Sioux Falls, to be known as Home Federal Savings Bank.

“Award” – means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

“Code” – means the Internal Revenue Code of 1986, as amended.

“Committee” – means the Committee referred to in Section 3 hereof.

“Continuous Service” – means the absence of any interruption or termination of service as a director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as a full-time employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

“Corporation” – means HF Financial Corp., a Delaware corporation.

“Disinterested Person” – means any member of the Board of Directors of the Corporation who, at the time discretion under the Plan is exercised, has not at any time within one year prior thereto received grants or awards under the Plan or any other plan of the Corporation or any of its affiliates (as that term is used in the Exchange Act) except as provided in Rule 16b-3(c)(2)(i) under the Exchange Act and is not selected as a Participant in the Plan or as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to any other plan of the Corporation or any of its affiliates (as the term is used in the Exchange Act) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or of any such affiliates; except as provided in Rule 16b-3(c)(2)(i) under the Exchange Act; provided, however, that no recipient of a stock award granted pursuant to Section 21 hereof shall be deemed not to be a Disinterested Person solely by reason of such grant.

“Employee” – means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

“ERISA” – means the Employee Retirement Income Security Act.

“Exchange Act” – means the Securities Exchange Act of 1934, as amended.

“Exercise Price” – means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

“Incentive Stock Option” – means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

“Limited Stock Appreciation Right” – means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

“Market Value” – means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed or admitted to trading, or, if the Shares are not listed or

2

admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

“Non-Qualified Stock Option” – means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

“Option” – means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” – means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director of the Corporation who is granted an Award pursuant to Section 21 hereof.

“Plan” – means the 1991 Stock Option and Incentive Plan of the Corporation.

“Related” – means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

“Restricted Period” – means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” – means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

“Right” – means a Limited Stock Appreciation Right or a Stock Appreciation Right.

“Shares” – means the shares of common stock of the Corporation.

“Senior Officer” – means the Corporation’s president, principal financial officer, or principal accounting officer, any vice president of the Corporation in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions

3

for the Corporation. Officers of the Corporation’s Affiliates shall be deemed senior officers of the Corporation if they perform such policy-making functions for the Corporation.

“Stock Appreciation Right” – means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

“Ten Percent Beneficial Owner” – means the beneficial owner of more than ten percent of any class of the Corporation’s equity securities registered pursuant to Section 12 of the Exchange Act.

3.         Administration.   The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Disinterested Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected directors as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4.         Participation in Committee Awards.   The Committee may select from time to time Participants in the Plan from those officers and employees (other than Disinterested Persons), of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

5.         Shares Subject to Plan.   Subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 10% of the total Shares issued in the Association’s conversion to the capital stock form. The Shares with respect to which Awards may be made

4

under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

6.         General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

7.         Exercise of Options or Rights.

(a)       An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b- 3 (e) under the Exchange Act or any similar or successor provision.

(b)       To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such

5

notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c)       If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

(d)       In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares

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with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

8.         Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

9.         Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock

7

Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable by a Ten Percent Beneficial Owner, director or Senior Officer of the Corporation within six months of the date of its grant.

10.       Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any “offer” (as such term is hereinafter defined) and ending on the forty-fifth day following such date, provided, however, that no Limited Stock Appreciation Right shall be exercisable by a Ten Percent Beneficial Owner, director or Senior Officer of the Corporation within six months of the date of its grant.

A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the “Offer Price per Share” (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

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For the purposes of this Section 10, the term “Offer” shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term “Offer Price per Share” as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

11.       Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11.

(a)       At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period of not less than six months during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 11 and Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of

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such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)       Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

(c)       Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1991 Stock Option and Incentive Plan of HF Financial Corp. and an Agreement entered into between the registered owner and HF Financial Corp. Copies of such Plan and Agreement are on file in the offices of the Secretary of HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota 57102.”

(d)       At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

(e)       At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the

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payment to the Participant of dividends declared or paid on such shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

(f)        At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

12.       Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

13.       Effect of Merger on Options, Rights and Restricted Stock. In the event of any merger or consolidation of the Corporation (other than a merger, combination or consolidation in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of

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incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least 6 months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. Unless the Committee shall have provided otherwise in the agreement referred to in paragraph (d) of Section 11 hereof, in the event of any such merger, consolidation or combination any Restricted Period shall lapse with respect to Shares of Restricted Stock awarded at least six months prior to such event, all such Shares shall be fully vested in the Participants to whom such Shares were awarded, and the holders of such Shares shall be eligible to receive in respect thereof the full amount receivable per Share in such merger, consolidation or combination.

14.       Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a “change of control”: (i) any third person, including a “group” as defined in Section 13(d) (3) of the Exchange Act, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation; provided, however, that the occurrence of any such events shall not be deemed a “change in control” if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Corporation. If the Continuous Service of any Participant of the Corporation or any Affiliate is involuntarily terminated for whatever reason, at any time within eighteen months after a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 11 hereof, any Restricted Period

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with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option or Stock Appreciation Right shall be exercisable by a Ten Percent Beneficial Owner, director or Senior Officer of the Corporation within six months of the date of grant of such Option or Stock Appreciation Right and no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

15.       Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or, in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder.

16.       Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

17.       Delivery and Registration of Stock. The Corporation’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required

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to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

This Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

18.       Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

19.       Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall materially (i) increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) increase the benefits accruing to Participants under the Plan or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

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20.       Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to the Association converting to a stock institution and approval of the Plan by vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.

21.       Initial Grant. By, and simultaneously with, the adoption of this Plan, each member of the Board of Directors of the Corporation at the time of the Association’s conversion to stock form who is not a full-time Employee at June 30, 1991 is hereby granted a Non-Qualified Stock Option to purchase an amount of shares equal to 3.4% of the shares reserved for issuance under the Plan at an Exercise Price per share equal to the per share price at which Shares are sold in the conversion. Each such Option shall be evidenced by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.

22.       Notwithstanding anything else in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3 (c) (2) (ii) under the Exchange Act, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

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